UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.
On May 28, 2014, we held our 2014 Annual Meeting of Stockholders at which the stockholders (1) elected Dale Crandall, Adarsh Sarma and Dr. Marye Anne Fox as Class II directors for a three-year term to expire at the 2017 Annual Meeting of Stockholders, (2) approved, on an advisory basis, the compensation of the named executive officers for the year ended December 31, 2013, as set forth in the Company's 2014 Proxy Statement and (3) ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.
The final voting results on these matters were as follows:
Proposal 1 - Election of three Class II directors for a three-year term to expire at the 2017 Annual Meeting of Stockholders:

Name	Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
Dale Crandall	35,330,960	2,217,169	—	4,454,719
Adarsh Sarma	32,451,274	5,096,855	—	4,454,719
Dr. Marye Anne Fox	37,132,791	415,338	—	4,454,719
Proposal 2 - Approval, on an advisory basis, of the compensation of the named executive officers for the year ended December 31, 2013, as set forth in the Company's 2014 Proxy Statement:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
37,049,794	464,033	34,302	4,454,719
Proposal 3 - Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
41,910,284	31,277	61,287	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2014		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel